UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2010

Natus Medical Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-33001	77-0154833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Industrial Road, San Carlos, California 94070
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:	(650) 802-0400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities

On January 13, 2010, Natus Medical Incorporated (the “Company”) adopted a reorganization plan (the “Plan”) that is designed to eliminate redundant costs resulting from its acquisition of Alpine Biomed Holdings Corp. and to improve efficiencies in operations.

Under the Plan, Alpine operations in Montreal, Canada will be transitioned to the Company’s existing Xltek facility in Oakville, Ontario, Canada, and  Alpine’s sales organization will be merged into the Company’s global sales organization.

In addition to the termination of employees, the Plan provides for the hiring of employees to staff up the required functions in other locations.

The Plan will result in a net staff reduction of approximately 50 employees for which Natus will record a restructuring charge of approximately $2.5 million during its first fiscal quarter of 2010. The amount of future cash expenditures associated with the Plan will be approximately the same as this charge.

The Company expects the reorganization of the sales groups will be substantially completed in January 2010, while the transfer of product development and production activities from Montreal to Oakville will occur over the course of the first half of 2010.

A copy of the press release announcing the Plan is attached as Exhibit 99.1 hereto.

In addition to historical information, this Current Report on Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include, but are not limited to, statements regarding anticipated charges associated with the Plan and the  amount of related cash expenditure, the expected times of completion of elements of the Plan, and the benefits resulting from the reorganization. These statements relate to current estimates and assumptions of our management as of the date of this filing, and future events or Natus' future financial performance or results involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Natus’ future results could differ materially from those expressed or implied by the forward-looking statements due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions in our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, and risks associated with bringing new products to market and integrating acquired businesses. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2008, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

ITEM 9.01.    Financial Statements and Exhibits.

 (d)         Exhibits.

Exhibit No.	Description

99.1	Press release of Natus Medical Incorporated dated January 13, 2010 announcing the reorganization plan.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Date:	January 13, 2010	By:	/s/ Steven J. Murphy
Steven J. Murphy
Vice President Finance and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press release of Natus Medical Incorporated dated January 13, 2010 announcing the reorganization plan.